                                                                   EXHIBIT 10.66

                  AGREEMENT FOR PURCHASE AND SALE OF PROPERTY

                       FOR THE STONE & WEBSTER BUILDING

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                     1430 Enclave Parkway, Houston, Texas
                     ------------------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 28 day of November, 2000, by and between CARDINAL PARAGON, INC., a Texas corporation ("Seller"), and WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Cardinal Capital Partners, Inc., a Texas corporation ("Cardinal Capital"), and Stone & Webster, Inc., a Louisiana corporation ("Stone"), have executed an Agreement for Sale dated as of November 7, 2000 (the "Stone Contract"), pursuant to which Cardinal Capital has the right to acquire the Property (as defined herein); and

     WHEREAS, Cardinal Capital has assigned its rights under the Stone Contract to Seller pursuant to an Assignment of Contract dated November 8, 2000; and

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with
          -----------------------------
the terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) all that tract or parcel of land (the "Land") located in Houston, Harris County, Texas, being more particularly described on Exhibit "A"
                                                                -----------
     hereto; and

          (b) all rights, privileges, and easements appurtenant to the Land, including any water rights, mineral rights, reversions, or other appurtenances to said Land, if any, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

          (c) all buildings, structures, and improvements situated on the Land, and other amenities located on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures located on the Land and not owned by tenants of the building (all of which, but exclusive of property owned by tenants of the building, are herein collectively referred to as the "Improvements"); and

          (d) all personal property, if any, acquired by Seller from Stone and located on or to be located on or in, or used in connection with, the Land and Improvements ("Personal Property"); and

          (e) all of Seller's right, title, and interest, as landlord or lessor, in and to the Leases (as hereinafter defined); and

          (f) all of Seller's right, title, and interest in and to any intangible property acquired by Seller from Stone relating to and reasonably required for the ownership and operation of the Property (but excluding any trade names or trade marks, any intangible property which relates to the operation of the business conducted by Stone), including, without limitation, building plans and specifications with respect to the Improvements, licenses and entitlements (e.g. certificates of occupancy), soil reports, surveys, warranties, guarantees, utility contracts, permits and any other rights acquired by Seller from Stone related to the ownership of or use and operation of the Land, Personal Property, or Improvements, if any (but not including the names "The Shaw Group, Inc.", "Stone & Webster, Inc." or any derivations thereof or logos therefor), all if and only to the extent acquired by Seller from Stone (herein, the "Intangible Property").

     2.   The Title Company and the Escrow Agent.  Alamo Title Company, located
          --------------------------------------
at 5251 Westheimer, Suite 200, Houston, Texas 77056 and Republic Title of Texas, Inc., located at 2626 Howell, 10/th/ Floor, Dallas, Texas 75204, are referred to herein as the "Title Company." Republic Title of Texas, Inc., located at 2626 Howell, 10th Floor, Dallas, Texas 75204, is referred to herein as the "Escrow Agent".

     3.   Purchase Price and Earnest Money. (a) The purchase price (the
          --------------------------------
"Purchase Price") to be paid by Purchaser to Seller for the Property shall be Forty-Four Million, Nine Hundred Seventy Thousand and No/100 Dollars ($44,970,000.00). The Purchase Price, less the Seller's Loan (as hereinafter defined), shall be paid by Purchaser by wire transfer of immediately available funds to the Escrow Agent for immediate disbursement at Closing (as hereinafter defined), subject to adjustment and credits as otherwise specified in this Agreement.

     (b) Upon execution of this Agreement, Purchaser shall deliver to the Escrow Agent One Million and No/100 Dollars ($1,000,000.00) (in immediately available funds) as earnest money (the "Earnest Money"), which funds shall be
                                        -------------
deposited and held by the Escrow Agent in an interest bearing account. In the event the transaction contemplated by this Agreement is closed, the Earnest Money will be applied in payment of the Purchase Price to be paid at Closing. In the event the transaction is not closed, the Earnest Money shall be disbursed in accordance with the provisions of this Agreement.

     (c) Prior to the expiration of the Feasability Period (as hereinafter defined), Purchaser shall deliver to the Escrow Agent an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) (in immediately available funds) as additional Earnest Money, which funds shall be deposited and held by the Escrow Agent with the previously delivered Earnest Money in an interest bearing account. In the event the transaction contemplated by this Agreement is closed, the Earnest Money will be applied in payment of the Purchase Price to be paid at Closing. In the event the transaction is not closed, the Earnest Money shall be disbursed in accordance with the provisions of this Agreement.

     4.   Purchaser's Inspection and Review Rights. (a) During the Feasability
          ----------------------------------------
Period, Purchaser and its agents, engineers, or representatives shall have the privilege, by coordinating their activities with Seller, of going upon the Property as needed to inspect, examine, test, and survey the Property. After the Feasability Period, and upon the request of Purchaser, Seller shall use its reasonable efforts to allow Purchaser access to the Property. Purchaser hereby agrees to indemnify and hold Seller and Stone harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege; and Purchaser, under the direction of Seller, further agrees to repair any damage to the Property caused by the exercise of such privilege. Such obligations shall survive any termination of this Agreement. Seller has made available to Purchaser, or Purchaser's agents and representatives, for review and copying, all books, records, files and other information in Seller's possession relating to the ownership and operation of the Property, including, without limitation, any tenant files, and other contracts, books, records, operating statements, and other information relating to the Property obtained from Stone or independently developed by Seller. Seller has provided to Purchaser prior to the date hereof any appraisals, building inspection reports, environmental reports and financial information relating thereto which is in the possession or under the control of Seller.

     (b)  The Feasability Period shall commence on the date hereof and end at 6:00 p.m., Dallas, Texas time, December 14, 2000, TIME BEING OF THE ESSENCE.
                                                     -------------------------
If Purchaser determines, in its sole judgment, that the Property is not suitable for any reason for Purchaser's intended use or purpose, or is not in satisfactory condition, then Purchaser may terminate this Agreement by written notice to Seller prior to the expiration of the Feasability Period, in which case the Earnest Money will be returned to Purchaser, and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination. If the Agreement is not terminated in the manner and within the time provided in this Subsection 4(b), TIME BEING OF THE ESSENCE, the option for Purchaser to
                 -------------------------
terminate this Agreement pursuant to the terms of this Subsection 4(b) shall be deemed to have been waived by Purchaser.

          (c) Notwithstanding anything herein to the contrary, in the event that Purchaser gives Seller notice prior to the expiration of the Feasability Period that Purchaser desires to terminate this Contract due to an unsatisfactory condition of the slab of concrete on the Land (the "Slab") and Purchaser simultaneously therewith certifies to Seller the nature of such unsatisfactory condition of the Slab (the "Unsatisfactory Condition"), Seller shall have until 6:00 p.m., Central Time, on January 15, 2001 (the "Cure Period"), in which to cure the Unsatisfactory Condition. In the event that Seller cures the Unsatisfactory Condition prior to the expiration of the Cure Period, notwithstanding anything herein to the contrary, the Closing Date shall be deemed to be the date that is two weeks subsequent to the date that Purchaser receives notice that the Unsatisfactory Condition has been cured. In the event that Seller fails to cure the Unsatisfactory Condition prior to the expiration of the Cure Period, this Contract shall be deemed terminated as of the expiration of the Cure Period. Nothing herein shall obligate Seller to cure the Unsatisfactory Condition.

     5.   Special Condition Precedent to Seller's Obligations. (a) Purchaser
          ---------------------------------------------------
specifically acknowledges that Seller has contracted with Stone to acquire the Property from Stone and enter into the Stone Lease (hereinafter defined). In the event that Seller is unable to acquire the Property for any reason other than Seller's willful default under the Stone Contract, Purchaser's sole right shall be to terminate this Agreement whereupon Purchaser and Seller shall thereafter be excused from all obligations of one to the other, except those obligations which expressly survive any termination of this Agreement. The date of Closing hereunder shall occur simultaneously with closing under the Stone Contract, which is scheduled for twenty-two (22) days after the expiration of the Feasability Period (the "Closing Date"), for which TIME SHALL BE OF THE ESSENCE
                                                   ----------------------------
with respect to Purchaser's obligations hereunder, and Seller and Purchaser agree to cooperate with each other to close on such date. If Closing hereunder does not occur simultaneously with closing under the Stone Contract, then Purchaser shall pay for the premium for the owner's policy of title insurance.

     (b) In lieu of transferring the Property to Purchaser as provided in this Agreement, Seller shall be entitled to direct Stone to convey title directly to Purchaser (provided the Deed satisfies the provisions of Section 11(a)) and to enter into the Stone Lease directly with Purchaser. If Seller elects to direct Stone to convey title directly to Purchaser, Seller shall provide Purchaser notice of such election at lest three (3) days prior to the Closing Date. In such event, (i) Purchaser and Stone shall directly enter into the Stone Lease, as provided herein, (ii) there shall be no prorations between Purchaser and Seller under Section 14 hereof, but Seller shall cause Stone to prorate with Purchaser all ad valorem real estate taxes and assessments levied or assessed against the Property according to the calendar year as of the Closing Date, based on the most recent tax bill for the Property, and such other items as are normally and customarily proratable and are proratated by Stone, (iii) Seller shall not be obligated to deliver the documents referred to in Section 11 (except that Seller will cause the documents set forth in Sections 11 to be delivered to Purchaser at the Closing), and (iv) Purchaser shall not be obligated to deliver the documents referred to in Sections 12 to Seller and shall instead be obligated to deliver such documents to Stone.

     6.   General Conditions Precedent to Purchaser's Obligations Regarding
          -----------------------------------------------------------------
the Closing. In addition to the conditions to Purchaser's obligations set forth
-----------
in Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to Seller:

          (a)  Compliance by Seller. Seller shall have complied in all material
               --------------------
     respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement as of the date of Closing.

          (b)  Seller's  Representations.  All representations and warranties of
               -------------------------
     Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

          (c)  No Adverse Changes. There shall have been no adverse change to
               ------------------
     the title to the Property which has not been cured, and the Title Company shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as described in paragraph 7 and the Title Company shall be prepared to issue to Purchaser upon the Closing an owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

          (d)  Tenant Estoppels. Purchaser shall have received a tenant estoppel
               ----------------
     certificate duly executed by Sysco Corp. ("Sysco") at or prior to Closing in a form approved by Purchaser prior to the expiration of the Feasability Period, and, if Purchaser is not a named party to the Stone Lease, a tenant estoppel from Stone in the form of estoppel provided by Sysco.

          (e)  Leases. Attached hereto as Exhibit "B-1" is a true and accurate
               ------                     ------------
     copy of that certain lease dated July 20, 1998, between Enclave Parkway Realty, Inc. and Sysco (said lease is referred to herein as the "Sysco Lease"). Attached hereto as Exhibit "B-2" is a true and accurate copy of a
                                 ------------
     Lease (the "Stone Lease") to be entered into by and between Seller and Stone at the Closing. The Sysco Lease and the Stone Lease are hereinafter collectively defined as the "Leases." Sysco and Stone are hereinafter collectively known as "Tenants". As of the Closing, the Leases shall be in full force and effect; and, subject to the provisions of Section 5 hereof, Seller shall be the "landlord" under the Leases, and Seller shall own unencumbered legal and beneficial title thereto and the rents and other income thereunder. The Stone Lease shall be guaranteed by The Shaw Group, Inc., a Texas corporation ("Shaw") pursuant to a Guaranty of Lease attached hereto and made a part hereof as Exhibit B-3
                                      -----------

          (f)  Lease - Rents and Special Consideration. The Tenants shall: (i)
               ---------------------------------------
     not have prepaid rent for more than the current month under the Leases,
     (ii) not have received and shall not be entitled to receive any rent concession in connection with its tenancy under the Leases other than as described in the Leases, (iii) not be entitled to any special work (not yet performed), or consideration (not yet given) in connection with its tenancy under the Leases, and (iv) not have any deed, option, or other evidence of any right or interest in or to the Property, except for the Tenants' tenancy as evidenced by the express terms of the Leases.

          (g)  Lease - Acceptance of Premises. (i) the Tenants shall have
               ------------------------------
     accepted their leased premises located within the Property, including any and all work performed therein or thereon pursuant to the Leases, (ii) the Tenants shall be in full and complete possession of their respective premises under the Leases, and
     (iii) neither Seller nor Stone shall have received notice from a Tenant that such Tenant's premises are not in full compliance with the terms and provisions of the Tenant's Lease or are not satisfactory for the Tenant's purposes.

          (h)  No Other Agreements. Other than the Leases, the Permitted
               -------------------
     Exceptions (as hereinafter defined), and such other service, utility, maintenance and other contracts or agreements, and union or other collective bargaining contracts currently in effect with respect to the Property (collectively, the "Service Contracts") of which Purchaser may receive copies within seven (7) days of the date hereof, there shall be no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

          (i)  No Litigation. Except for a dispute relating to the purported
               -------------
     termination of the tax abatement agreements with Harris County, Houston Independent School District and other tax authorities affecting the Property (the "Tax Dispute"), there shall be no actions, suits, or proceedings pending, or, to Seller's actual knowledge but without any duty of investigation whatsoever on the part of Seller other than representations made by Stone to Seller in the Stone Contract (collectively, "Seller's Knowledge"), threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property; and, to Seller's Knowledge, there shall be no actions, suits or proceedings at law or in equity by or before any Governmental Authority (as hereinafter defined) or other agency now pending and served or, to Seller's Knowledge, threatened against Stone and affecting the Property.

          (j)  Condemnation. There shall be no pending or, to Seller's
               ------------
     Knowledge, threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

          (k)  Proceedings Affecting Access. There shall be no pending or
               ----------------------------
     threatened condemnation proceedings that could have the effect of impairing or restricting access between the Property and adjacent public roads.

          (l)  SNDA's. Purchaser shall have received a Subordination,
               ------
     Non-Disturbance and Attornment Agreement in a form reasonably acceptable to the Bank (as hereinafter defined) with respect to the Leases.

     7.   Title and Survey. Seller shall cause the Title Company, at
          ----------------
Seller's cost and expense, to deliver to Purchaser, within seven (7) days of the date hereof, its commitment (herein referred to as the "Title Commitment") to issue to Purchaser, upon the recording of the Deed conveying title to the Land and Improvements from Seller to Purchaser, the payment of the Purchase Price (whether by Seller or Purchaser, as provided hereunder), and the payment to the Title Company of the policy premium therefor, an owner's policy of title insurance, in the amount of the Purchase Price, insuring record title to the Land and Improvements to be in Purchaser subject only to the Permitted Exceptions (as hereinafter defined) and containing the standard printed exceptions, provided, however, there shall be no exception for mechanics' or materialmen's liens, the exception for taxes shall refer to the year 2000, and any exception for parties in possession shall be limited to rights of Tenants, as tenants only, pursuant to the Leases. The survey exception may be amended to except only the "shortages in area." Seller shall also cause to be delivered to Purchaser, together with such Title Commitment, legible copies of all documents and instruments referred to therein and a current "as-built" survey of the Land and Improvements. Purchaser will, by the expiration of the Feasability Period, have examined the Title Commitment, the exception documents and the survey. The matters set forth on such survey and in the Title Commitment shall be referred to herein as the "Permitted Exceptions."

     8.   Representations and Warranties of Seller.  Seller hereby makes the
          ----------------------------------------
following representations and warranties to Purchaser, each of which shall be deemed material:

          (a)  Lease - Assignment. To Seller's Knowledge, no Tenant has assigned
               ------------------
     its interest in a Lease or sublet any portion of the premises leased to each such Tenant under a Lease.

          (b)  Lease - Default. (i) Seller has not received any notice of
               ---------------
     termination or default under any Lease and does not know of Stone receiving the same, (ii) Seller knows of no existing or uncured defaults by a Tenant under the Leases, (iii) to Seller's Knowledge, no Tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to the Leases.

          (c)  Lease - Commissions. No rental, lease, or other commissions with
               -------------------
     respect to the Leases are payable to Seller, any partner of Seller, any party affiliated with or related to Seller or any partner of Seller or, to Seller's Knowledge, any third party. Any commissions payable under, relating to, or as a result of the Leases shall have been paid and satisfied in full as of the Closing.

          (d)  No Assessments. Except for the Tax Dispute, to Seller's
               --------------
     Knowledge, no assessments have been made against the Property that are unpaid, whether or not they have become liens.

          (e)  Conditions of Improvements. To Seller's Knowledge, there is no
               --------------------------
     structural or other defects in the Improvements.

          (f)  Violations. Except for the Tax Dispute, to Seller's Knowledge,
               ----------
     there is no violation of law, municipal or county ordinances, or other legal requirements with respect to the Property.

          (g)  Bankruptcy. Seller is "solvent" as said term is defined by
               ----------
     bankruptcy law and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (h)  Pre-existing Right to Acquire. Seller has granted no person or
               -----------------------------
     entity any right or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Purchaser.

          (i)  Authorization. Seller is a duly organized and validly existing
               -------------
     corporation under the laws of the State of Texas. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (j)  Seller Not a Foreign Person. Seller is not a "foreign person"
               ---------------------------
     which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

     AS A CONDITION PRECEDENT TO SELLER'S UNDERTAKINGS AND AGREEMENTS HEREUNDER, SELLER EXPRESSLY DISCLAIMS AND PURCHASER ACKNOWLEDGES AND ACCEPTS THAT SELLER HAS DISCLAIMED MAKING ANY REPRESENTATIONS, WARRANTIES, OR ASSURANCES WITH RESPECT TO THE PROPERTY OTHER THAN AS SPECIFICALLY SET OUT HEREIN. OTHER THAN AS SPECIFICALLY SET OUT HEREIN, PURCHASER AGREES THAT WITH RESPECT TO THE PROPERTY IT WILL RELY UPON ITS INSPECTIONS THEREOF OR ITS DETERMINATIONS NOT TO INSPECT THE SAME, AND UPON CLOSING SHALL ACCEPT THE PROPERTY IN ITS "AS IS" CONDITION, WITH ALL FAULTS, AND WITHOUT REFERENCE TO MERCHANTABILITY OR FITNESS FOR ANY SPECIFIC PURPOSE.

     9.   Seller's  Additional  Covenants.  Seller does hereby further covenant
          -------------------------------
and agree as follows, if and to the extent that the Closing shall occur after the execution hereof:

          (a)  Operation of Property. Seller hereby covenants that, from the
               ---------------------
     date of Seller's acquisition of the Property up to and including the date of Closing or earlier termination of this Agreement, Seller shall: (i) not modify, amend, or terminate any Lease or enter into any new lease, contract, or other agreement respecting the Property, (ii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, and (iii) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired.

          (b)  Preservation of Lease. Seller shall, from and after the date of
               ---------------------
     Seller's acquisition of the Property to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenants under the Leases to perform all of their duties and obligations and otherwise comply with each and every one of its covenants and agreements under such Leases and shall take such actions as are reasonably necessary to enforce the terms and provisions of the Leases.

     10.  Closing. Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 2:00 p.m., local time, on or before the date that is twenty-two (22) days after the expiration of the Feasability Period.

     11.  Seller's Closing Documents. For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a)  Special Warranty Deed. A Special Warranty Deed conveying to
               ---------------------
     Purchaser title to the Land and Improvements, together with all rights, easements, and appurtenances thereto, if any, subject only to the Permitted Exceptions. The legal description set forth in the Special Warranty Deed shall be as set forth on Exhibit "A;"
                              ------------

          (b)  Bill of Sale. A Bill of Sale conveying to Purchaser title to the
               ------------
     Personal Property in a form approved by Purchaser prior to the expiration of the Feasability Period, which form shall be in substantially the same form and substance as the bill of sale to Seller from Stone;

          (c)  Assignment of Intangible Property. An Assignment of Intangible
               ---------------------------------
     Property, including all construction warranties and guarantees that Seller receives from Stone, such Assignment of Intangible Property to be in substantially the same the form and substance as the assignment of intangible property to Seller from Stone and as set forth in Exhibit C;
                                                                  ---------

          (d)  Assignment and Assumption of Leases. An Assignment and Assumption
               -----------------------------------
     of Leases in a form approved by Purchaser prior to the expiration of the Feasability Period, which form shall be in substantially the same form and substance as the assignment and assumption of leases between Seller and Stone, assigning to Purchaser all of Seller's right, title, and interest in and to the Leases and the rents thereunder;

               (e) Memorandum of Lease. The Memorandum of Lease for the portion
                   -------------------
         of the Property to be leased to Stone at the Closing, in the form of Exhibit D duly executed and acknowledged by Stone in recordable form.
         ---------

               (f) Assignment of Service Contracts. An Assignment of any
                   -------------------------------
         assignable Service Contracts in a form approved by Purchaser prior to the expiration of the Feasability Period, which form shall be in substantially the same form and substance as the assignment from Stone to Seller.

               (g) FIRPTA Certificate. A FIRPTA Certificate in such form as
                   ------------------
         required by the Internal Revenue Service;

               (h) Certificates of Occupancy. Any original certificates of
                   -------------------------
         occupancy that Seller receives from Stone;

               (i) Keys, Records, Etc. Any keys to doors or locks on the
                   ------------------
         Property, any original tenant files, books and records relating to the Property and any other item which Seller receives from Stone;

               (j) Tenant Notice. Notice from Seller to the Tenants of the sale
                   -------------
         of the Property to Purchaser in such form as Purchaser shall reasonably approve;

               (k) Settlement Statement. A settlement statement setting forth
                   --------------------
         the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

               (l) Evidence of Issuance of Title Commitment. Purchaser shall
                   ----------------------------------------
         receive reasonable assurance that the Title Company will issue an owner's title policy in the form required hereby, with an effective date as of the date and time of recording the Special Warranty Deed, reflecting that Purchaser is vested with title to the Land and Improvements, and to reflect that all requirements for the issuance of the same have been satisfied.

               (m) Assignment of Rights. An Assignment by Seller to Purchaser of
                   --------------------
         such rights of Seller under the Stone Contract as are assignable.

               (n) Other Documents. An agreement by Stone and Shaw, in favor of,
                   ---------------
         among other entities, Purchaser, the Bank and the Title Company (collectively, the "Indemnitees") in form satisfactory to the Indemnitees, indemnifying and holding harmless the Indemnitees from all claims, suits, liabilities, obligations, debts, damages, fines, penalties, interest, charges, including court costs and reasonable attorney's fees relating to all taxes due or claimed to be due with respect to the Property covering the period prior to the Closing Date relating to the Tax Dispute. Stone shall not be required to pay such taxes at Closing, but if requested by the Title Company or the Bank, Seller shall request that Stone deposit the total amount of taxes claimed to be due by the applicable taxing authorities together with such additional amounts as required by the Title Company to cover additional penalties and interest at Closing with the Title Company. Such agreement of Stone and Shaw shall expressly provide that it survives the Closing and the delivery of the Speical Warranty Deed.

               (o) Other Documents. Such other documents as shall be reasonably
                   ---------------
         required in order to close this transaction.

         12.   Purchaser's Closing Documents. Purchaser shall obtain or execute
               -----------------------------
and deliver to Seller at Closing the following documents, all of which shall be duly executed by Purchaser and acknowledged where required and shall survive the
Closing:

               (a) Bill of Sale. The Bill of Sale;
                   ------------

               (b) Assignment and Assumption of Lease. The Assignment and
                   ----------------------------------
         Assumption of Leases;

               (c) Settlement Statement. A settlement statement setting forth
                   ---------------------
         the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

               (d) Assignment of Intangible Property. Four (4) counterpart
                   ---------------------------------
         originals of the Assignment of Intangible Property, such Assignment of Intangible Property to be in substantially the same the form and substance as the assignment of intangible property set forth in Exhibit
         C;                                                              -------
         -
               (e) Memorandum of Lease. Four (4) counterpart originals of the
                   -------------------
         Memorandum of Lease for the Stone Lease, which Memorandum of Lease shall be in the form set forth in Exhibit D;
                                           ---------

               (f) Assumption of Service Contracts. An assumption by Purchaser
                   -------------------------------
         of the obligations of the owner of the Property under the Service Contracts except with respect to those Service Contracts that are terminated by Purchaser; and

               (g) Other Documents. Such other documents as shall be reasonably
                   ---------------
         required by Seller's counsel.

         13.   Closing Costs. Seller shall pay the cost of the Title Commitment,
               -------------
including the cost of the examination of title to the Property made in connection therewith, the premium for the owner's policy of title insurance issued pursuant thereto (except to the extent the same is payable by Purchaser as provided in Section 5 above), the cost of the as-built survey, the attorneys' fees of

Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto, including third-party inspection fees. Each party shall pay one-half of any escrow fees.

         14.   Prorations.  Subject to the  provisions of Section 5 hereof, the
               ----------
following items shall be prorated and/or credited between Seller and Purchaser as of the 11:59 PM immediately preceding the date of Closing:

               (a) Rents. Rents, additional rents, and other income of the
                   -----
         Property (other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller from Tenants for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by Tenants for any period following the month of Closing, or otherwise.

               (b) Property Taxes; Utility Charges and Other Operating Expenses.
                   ------------------------------------------------------------
         City, state, county, and school district ad valorem taxes, utility charges and other operating expenses, and such taxes will be further adjusted, if necessary, upon receipt of the actual tax bill for the period adjusted. If such further adjustment is necessary, the same shall be adjusted between Stone and Purchaser, so that Purchaser shall pay any amount owing to Stone and shall receive any amount due from Stone. This agreement to adjust shall survive Closing.

         15.   Purchaser's Default. In the event Purchaser fails to close,
               -------------------
Seller's sole and exclusive remedy shall be to terminate this Agreement and receive the Earnest Money as liquidated damages; Purchaser and Seller hereby agree that actual damages would be difficult or impossible to ascertain and such amount is a reasonable estimate of the damages for such breach or failure, and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever, except as to matters expressly surviving termination. Seller shall not be limited with respect to any matters expressly surviving such termination.

              Seller's Initial     GB         Purchaser's Initials     DPW
                              --------------                       ------------

         16.   Seller's Default. In the event Seller fails to close or otherwise
               ----------------
defaults with respect to Closing obligations, (i) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (ii) Purchaser shall have the right to accept title to the Property subject to defects and objections with no reduction in the Purchase Price (except for monetary encumbrances, arising by, through or under Seller), in which event such defects and objections shall be deemed "Permitted Exceptions;" or (iii) Purchaser may elect to seek specific performance of this Agreement. Purchaser shall not be limited with respect to any matters expressly surviving the termination of this Agreement.

         17.   Condemnation. If, prior to the Closing, all or any part of the
               ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.


         18.   Damage or Destruction. If any of the Improvements shall be
               ---------------------
destroyed or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds Five Hundred Thousand Dollars ($500,000.00) or if a Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event, except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $500,000.00 and the Leases remain in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance maintained by Seller (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

         19.   Hazardous Substances. Seller hereby warrants and represents,to
               --------------------
Seller's Knowledge, that (i) no "hazardous substances," as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq., the Resource Conservation
                                          --  ---
and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., and the rules and
                                                     --  ---
regulations promulgated pursuant to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials are present on the Land and Improvements, except in amounts permitted under applicable environmental laws, (iii) no polychlorinated biphenyls are located on or in the Land and Improvements except in amounts permitted under applicable environmental laws, (iv) no underground storage tanks for Hazardous Substances are located on the Property, and (v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property.

         20.   Assignment.  Purchaser's  rights and duties  under this
               ----------
Agreement shall not be assignable except to an affiliate of Purchaser without the consent of Seller which consent shall not be unreasonably withheld. Seller may assign this Agreement to an affiliate of Seller formed to take title to the Property.

         21.   Broker's Commission. Purchaser and Seller hereby represent, each
               -------------------
to the other, that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than The Roylston Group ("Broker"), which Seller agrees to pay pursuant to a separate agreement, so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

         22.   Notices. Wherever any notice or other communication is required
               -------
or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier or by hand to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

         PURCHASER:                     c/o Wells Capital, Inc.
                                        6200 The Corners Parkway, Suite 250
                                        Norcross, Georgia 30092
                                        Attn: Mr. Michael C. Berndt
                                        Fax No. 770-840-7224

         with a copy to:                O'Callaghan & Stumm LLP
                                        127 Peachtree Street, N. E., Suite 1330
                                        Atlanta, Georgia 30303
                                        Attn: William L. O'Callaghan, Esq.
                                        Fax No. 404-522-3080

         SELLER:                        c/o Cardinal Capital Partners, Inc.
                                        Attn: Mr. Gil J. Besing
                                        8411 Preston Road, Suite 850

                                        Dallas, Texas 75225
                                        Fax No. 214-696-9845

         with a copy to:                Goldfarb & Fleece
                                        Attn: Steven B. Shore, Esq.
                                        345 Park Avenue, 33/rd/ Fl.
                                        New York, New York 10154
                                        Fax No. 212-751-3738

         Any notice or other communication sent as hereinabove provided shall be deemed effectively given or received on the date of delivery whether delivered by hand or by overnight courier.

         23.   Possession.   Possession of the Property  shall be granted by
               ----------
Seller to Purchaser on the date of Closing, subject only to the Leases and the Permitted Exceptions.

         24.   Time Periods. If the time period by which any right, option, or
               ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

         25.   Survival of Provisions. All covenants, warranties, and agreements
               ----------------------
set forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement for a period of twelve
(12) months from Closing, except with respect to paragraph 19 which shall survive for twenty-four (24) months.

         26.   Severability. This Agreement is intended to be performed in
               ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

         27.   Authorization. Purchaser represents to Seller that this Agreement
               -------------
has been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

         28.   General Provisions. No failure of either party to exercise any
               ------------------
power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Texas. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

         29.   Effective Date.   The  "effective  date" of this  Agreement
               --------------
shall be deemed to be the date this Agreement is fully executed by both Purchaser and Seller.

         30.   Duties as Escrow Agent. In performing its duties hereunder,
               ----------------------
Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

         31.   Confidentiality. Pending the Closing, Purchaser and Seller agree
               ---------------
to keep the terms of this Agreement, and the existence thereof, strictly confidential; provided, however, reasonable disclosure may be made to the parties attorneys, accountants, advisors, lenders, prospective lenders, investors, prospective investors and other persons whose involvement in the transaction requires such disclosure. Purchaser shall not in no event contact Stone nor inform Stone of the existence of this Agreement.

         32. (a) This Agreement is subject to and conditioned upon Purchaser's obtaining a written loan commitment for a loan (the "Acquisition Loan") on or before the expiration of the Feasability Period TIME BEING OF THE ESSENCE (the
                                                -------------------------
"Loan Contingency Deadline"), from a national banking association or other lender (the "Bank"), in the amount of $35,970,000.00. All costs with respect to the Acquisition Loan, its acquisition, negotiation and closing shall be borne by Seller except that Purchaser shall pay its own legal and entity organizational fees in connection therewith. In the event the Bank does not issue a loan commitment ("Loan Commitment") to Purchaser by the Loan Contingency Deadline, Purchaser shall have the right to terminate this Contract provided that Seller receives written notice of such termination prior to the Loan Contingency Deadline, TIME BEING OF THE ESSENCE. Unless extended in writing by Seller, the
          -------------------------
contingency contained in this Section 32 shall expire and be of no force and effect after the Loan Contingency Deadline.

               (b) Purchaser agrees to make prompt application for, and to diligently pursue obtaining, a Loan Commitment from the Bank. Purchaser shall pay for and submit the application for the Acquisition Loan within five (5) days of the date of this Agreement and provide evidence of such application to Seller. Purchaser agrees to promptly provide and/or execute such financial and other information and documents as the Bank may reasonably request in order to make the Acquisition Loan. Notwithstanding the foregoing, Seller shall reimburse Purchaser for the fee and other costs paid by Purchaser to the Bank in connection with the application for a Loan Commitment or in connection with the Loan Commitment itself in the event that, prior to the expiration of the Feasability Period, Purchaser certifies to Seller the nature of the Unsatisfactory Condition and Seller fails to cure the Unsatisfactory Condition prior to the expiration of the Cure Period.

         33.   Seller's Loan. At Closing, Purchaser shall execute a Purchase
               -------------
Money Note in favor of Seller (the "Purchase Note") in the amount of Three Million Dollars ($3,000,000.00) (the "Seller's Loan"), which Purchase Note shall be in the form attached hereto as Exhibit E. Seller's Loan shall bear interest
                                  ---------
at the annual rate of six percent (6%) on the outstanding principal balance of the Seller's Loan and shall be due in full to Seller on the earlier to occur of
(i) the payment in full of the Acquisition Loan, or (ii) the date that is six
(6) months subsequent to the Closing Date (the earlier date being the "Maturity Date"). Seller's Loan may be prepaid, in whole or in partial increments of Fifty Thousand Dollars ($50,000.00), at any time provided that Purchaser gives Seller written notice of such prepayment at least two weeks prior thereto. Interest shall be payable in full on the Maturity Date. In addition, the Purchase Note shall be secured by a deed of trust in the form attached hereto as Exhibit F in
                                                                   ---------
favor of Seller that encumbers the Land and Improvements (the "Deed of Trust"), which Deed of Trust shall be subordinate to any deed of trust that may secure the Acquisition Loan


                           [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

SELLER:

CARDINAL PARAGON, INC.,
a Texas corporation

By: /s/ Gil J. Besing
   -----------------------------------
        Gil J. Besing, Vice President


PURCHASER:

WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: WELLS REAL ESTATE INVESTMENT TRUST, a Maryland real estate investment trust, its general partner

         By: /s/ Douglas P. Williams
            --------------------------------------------------
         Printed Name: Douglas P. Williams
         Title: Executive Vice President

                                    EXHIBIT A
                                    ---------

                                LAND DESCRIPTION

Being all of the Unrestricted Reserve "I" in Block Six (6) of Partial Replat of Enclave, a subdivision in Harris County, Texas according to the map or plat thereof recorded in Volume 328, Page 13 of the Map Records of Harris County, Texas.